UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

(Exact name of registrant as specified in its charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Plaza America Tower I

11700 Plaza America Drive, Suite 1010

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 964-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Rights Offering

On February 1, 2010, ICO Global Communications (Holdings) Limited (the “Company”) announced that its Board of Directors (the “Board of Directors”) has approved a rights offering to be made to the Company’s existing stockholders, pursuant to which the Company intends to offer to its stockholders shares of its Class A common stock at a purchase price of $0.70 per share. Further details about the rights offering are set forth below under Item 8.01 of this Current Report on Form 8-K. In connection with the rights offering, each of Eagle River Partners, LLC (“ERP”), certain accounts managed by Highland Capital Management, L.P. (collectively, “Highland Capital”) and Harbinger Capital Partners Masters Fund I, Ltd. (“Harbinger”), each an existing stockholder of the Company or an affiliate thereof, agreed to acquire from the Company, at the same subscription price of $0.70 per share, any shares of Class A common stock that are not purchased by the Company’s other stockholders in the rights offering, subject to certain conditions (collectively, the “Standby Purchase Arrangements”). The maximum commitment accepted by ERP, Highland Capital and Harbinger is $17.25 million, $8.5 million and $4.25 million, respectively. The securities to be purchased by ERP, Highland Capital and Harbinger will be purchased in a private placement. The details of the Standby Purchase Arrangements are set forth in standby purchase agreements which will be separately filed with the Securities and Exchange Commission (the “Commission”).

Tax Benefits Preservation Plan

Effective January 29, 2010, the Board of Directors adopted a Tax Benefits Preservation Plan (“Tax Benefits Plan”) designed to preserve stockholder value and the value of certain tax assets primarily associated with net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code (“Section 382”). In connection with the Tax Benefits Plan, a dividend of Class A Rights and Class B Rights, described more fully below, is payable to the Company’s stockholders of record at the close of business on February 8, 2010.

The Board of Directors adopted the Tax Benefits Plan in an effort to help the Company preserve its ability to utilize fully its NOLs to reduce potential future federal income tax obligations. The Company has substantial existing and potential NOLs, and under the Internal Revenue Code and the Treasury Regulations issued thereunder, it may “carry forward” these losses in certain circumstances to offset any current and future income and thus reduce its federal income tax liability, subject to certain restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore the NOLs could be a substantial asset for the Company. However, if the Company experiences an “ownership change,” as defined in Section 382, its ability to use the NOLs will be significantly limited, and the timing of the usage of the NOLs could be significantly limited, which could therefore significantly impair the value of that asset.

The Tax Benefits Plan is intended to act as a deterrent to any person or group acquiring, without the approval of the Board of Directors, beneficial ownership of 4.9% or more of the Company’s securities, defined to include (i) shares of its Class A common stock and Class B common stock, (ii) shares of its preferred stock, (iii) warrants, rights, or options to purchase the Company’s securities, and (iv) any interest that would be treated as “stock” of the Company for purposes of Section 382 or pursuant to Treasury Regulation § 1.382-2T(f)(18). However, the Tax Benefits Plan cannot provide certainty that an “ownership change” will not occur or that the Company will be able to utilize its tax benefits. Holders of 4.9% or more of the Company’s securities outstanding as of the close of business on January 29, 2010 will not trigger the Tax Benefits Plan so long as they do not (i) acquire additional securities constituting one-half of one percent (0.5%) or more of the Company’s securities outstanding as of the date of the Tax Benefits Plan (as adjusted to reflect any stock splits, subdivisions and the like), or (ii) fall under 4.9% ownership of the Company’s securities and then re-acquire 4.9% or more of the Company’s securities. The Board of Directors may exempt certain persons whose acquisition of securities is determined by the Board of Directors to not jeopardize the Company’s tax benefits or to otherwise be in the best interest of the Company and its stockholders. The Board of Directors also may exempt certain transactions. The rights offering described above is deemed to be an exempt transaction under the Tax Benefits Plan.

The Rights. The Board of Directors authorized the issuance of one Class A Right per outstanding share of Class A common stock and one Class B Right per outstanding share of Class B common stock payable to the Company’s stockholders of record as of February 8, 2010. The Class A Rights and the Class B Rights are collectively referred to as the “Rights.” Subject to the terms, provisions and conditions of the Tax Benefits Plan, if the Rights become exercisable, each Class A Right would initially represent the right to purchase from the Company one one-thousandth of a share (a “Unit”) of its Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred”), and each Class B Right would initially represent the right to purchase from the Company one Unit of its Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred”), for a purchase price of $12.40 (the “Purchase Price”).

Preferred Stock Provisions. Units of Series A Preferred and Series B Preferred purchasable upon exercise of the Rights will not be redeemable. Each Unit of Series A Preferred and Series B Preferred will be entitled, when, as and if declared by the Board of Directors, to a minimum preferential quarterly dividend payment of the greater of (a) $0.001 and (b) an amount equal to the dividend declared per share of Class A common stock or Class B common stock, respectively. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred and Series B Preferred will be entitled to a minimum preferential payment of the greater of (a) $0.01 per Unit and (b) an amount equal to the payment made per share of Class A common stock or Class B common stock, respectively. Each Unit of Series A Preferred will be entitled to one vote, and each Unit of Series B Preferred will be entitled to ten votes, each voting together with the Class A common stock and Class B common stock, as a single class. In the event of any merger, consolidation or other transaction in which outstanding shares of Class A common stock and Class B common stock are converted or exchanged, each Unit of Series A Preferred will be entitled to receive the per share amount paid in respect of each share of Class A common stock, and each Unit of Series B Preferred will be entitled to receive the per share amount paid in respect of each share of Class B common stock. In addition, holders of Series B Preferred will have the right to convert their Units of Series B Preferred into an equal number of Units of Series A Preferred at any time. Units of Series B Preferred will automatically be converted into an equal number of Units of Series A Preferred upon any transfer, other than certain permitted transfers. These rights are protected by customary anti-dilution provisions.

Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred and Series B Preferred, the value of one Unit of Series A Preferred purchasable upon exercise of each Class A Right should approximate the value of one share of Class A common stock, and the value of one Unit of Series B Preferred purchasable upon exercise of each Class B Right should approximate the value of one share of Class B common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including without limitation any dividend, voting or liquidation rights. The terms of the Rights are set forth in the Tax Benefits Plan.

Exercisability. The Rights will not be exercisable until the earlier of (i) 10 business days after a public announcement that a person or group (an “Acquiring Person”) has acquired beneficial ownership of 4.9% or more of the Company’s then-outstanding securities without the approval of the Board of Directors (or such earlier date as the Board of Directors determines that a person or group has become an Acquiring Person) (the “Stock Acquisition Date”) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the Company’s securities (or such later date as determined by the Board of Directors).

The date that the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Company’s Class A common stock and Class B common stock certificates will evidence the Rights. Any transfer of shares of Class A common stock and/or Class B common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of Class A common stock or Class B common stock.

Flip-In. After any person becomes an Acquiring Person, subject to the other terms and conditions of the Tax Benefits Plan, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive, upon exercise of a Class A Right or Class B Right and payment of the Purchase Price (as adjusted to reflect any stock splits, subdivisions and the like), that number of Units of Series A Junior Participating Preferred Stock or shares of Class A common stock (in the case of Class A Rights) or Units of Series B Junior Participating Preferred Stock or shares of Class B common stock (in the case of Class B Rights), or cash, property or other securities of the Company, subject to the discretion of the Board of Directors, having a market value of two times the Purchase Price.

Exchange. After any person becomes an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Class A common stock or one Unit of Series A Junior Participating Preferred Stock per Class A Right, and one share of Class B common stock or one Unit of Series B Junior Participating Preferred Stock per Class B Right (or, in either case, a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Expiration. The Rights and the Tax Benefits Plan will expire on the earliest of (i) January 29, 2020, (ii) the time at which the Rights are redeemed or exchanged pursuant to the Tax Benefits Plan, or (iii) the repeal of Section 382 or any successor statute if the Board of Directors determines that the Tax Benefits Plan is no longer necessary for the preservation of certain tax benefits, including NOLs.

Redemption. At any time prior to the close of business on the tenth business day after the Stock Acquisition Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Anti-Dilution Provisions. The Board of Directors may adjust the Purchase Price, the number of common or preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series A Junior Participating Preferred Stock or Series B Junior Participating Preferred Stock or Class A common stock or Class B common stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. Before the Distribution Date, the Board of Directors may amend or supplement the Tax Benefits Plan without the consent of the holders of the Rights. After the Distribution Date, the Board of Directors may amend or supplement the Tax Benefits Plan only to cure an ambiguity, to correct defective or inconsistent provisions, to alter time period provisions (subject to certain restrictions), or to make any additional changes to the Tax Benefits Plan, but only to the extent that those changes do not impair or adversely affect any Rights holder.

A copy of the Tax Benefits Plan is filed as Exhibit 4.1 to this Current Report on Form 8-K and a copy of the press release relating to the adoption of the Tax Benefits Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing summary provides only a general description of the Tax Benefits Plan, and thus is qualified in its entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities

As discussed under the heading “Rights Offering” under Item 1.01 and under Item 8.01 of this Current Report on Form 8-K, the Company intends to offer shares of its Class A common stock at a purchase price of $0.70 per share in a rights offering to its existing stockholders. Pursuant to the Standby Purchase Arrangements, ERP, Highland Capital and Harbinger, as standby purchasers, have agreed to acquire from the Company, at the same subscription price of $0.70 per share, any shares of Class A common stock that are not purchased by its other stockholders in the rights offering, subject to certain conditions, including maximum standby purchase commitments of up to $17.25 million, $8.5 million and $4.25 million, respectively. The Company anticipates that the shares of the Company’s Class A common stock to be purchased by the standby purchasers will be made in reliance on the private placement exemption from registration under Section 4(2) of the Securities Act, including Rule 506 promulgated under Section 4(2).

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the heading “Tax Benefits Preservation Plan” under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 8.01	Other Events.

On February 1, 2010, the Company issued a press release announcing that its Board of Directors has approved a rights offering of approximately $30 million. A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to the rights offering, the Company will distribute non-transferable subscription rights, at no charge, to each holder of its Class A common stock and Class B common stock as of 5:00 p.m., New York City time, on February 8, 2010, the record date for the rights offering. Stockholders will receive one non-transferable subscription right for each share of Class A common stock and one non-transferable subscription right for each share of Class B common stock held on the record date, with each subscription right representing the right to purchase approximately 0.2057 of a share of the Company’s Class A common stock at a price of $0.70 per share. Subscription rights may be exercised at any time prior to 5:00 p.m., New York City time, on March 9, 2010, the scheduled expiration of the rights offering. An aggregate of approximately 208,530,376 subscription rights will be distributed for the purchase of up to approximately 42,870,000 shares of the Company’s Class A common stock. The subscription rights are not transferable and will be evidenced by subscription rights certificates. Fractional shares of the Company’s Class A common stock will not be issued.

As set forth under the heading “Rights Offering” under Item 1.01 of this Current Report on Form 8-K, ERP, Highland Capital and Harbinger, as standby purchasers, have agreed to acquire from the Company, at the same subscription price of $0.70 per share, any shares of Class A common stock that are not purchased by the Company’s other stockholders in the rights offering, subject to certain conditions, including maximum standby purchase commitments of up to $17.25 million, $8.5 million and $4.25 million, respectively. The Company arranged for these standby purchase arrangements to ensure that it will raise approximately $30 million from the rights offering, subject to the closing of the standby purchase transactions, to fund its ongoing operations.

The rights offering will be conducted via an existing effective shelf registration statement. On or about February 17, 2010, the Company will mail rights offering materials, including a prospectus supplement and a subscription rights certificate, to its stockholders as of the record date.

The proceeds from the rights offering are currently expected to be used for ongoing operational expenses. The Company may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, as well as for capital expenditures. Pending these uses, the Company expects to invest the net proceeds in short-term, investment-grade securities. There can be no assurance that the proposed rights offering will be commenced or completed, and the Company is unable, at this time, to ascertain the aggregate amount of proceeds it will generate in the rights offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company, dated January 29, 2010 (incorporated by reference to Exhibit D attached to the Tax Benefits Preservation Plan filed as Exhibit 4.1 hereto).

3.2	Form of Certificate of Designation of the Series B Junior Participating Preferred Stock of the Company, dated January 29, 2010 (incorporated by reference to Exhibit E attached to the Tax Benefits Preservation Plan filed as Exhibit 4.1 hereto).

4.1	Form of Tax Benefits Preservation Plan, dated as of January 29, 2010, by and between ICO Global Communications (Holdings) Limited and BNY Mellon Shareowner Services, as Rights Agent.

99.1	Press Release, dated February 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 1, 2010	ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

	By:	/s/ JOHN L. FLYNN
John L. Flynn
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company, dated January 29, 2010 (incorporated by reference to Exhibit D attached to the Tax Benefits Preservation Plan filed as Exhibit 4.1 hereto).

3.2	Form of Certificate of Designation of the Series B Junior Participating Preferred Stock of the Company, dated January 29, 2010 (incorporated by reference to Exhibit E attached to the Tax Benefits Preservation Plan filed as Exhibit 4.1 hereto).

4.1	Form of Tax Benefits Preservation Plan, dated as of January 29, 2010, by and between ICO Global Communications (Holdings) Limited and BNY Mellon Shareowner Services, as Rights Agent.

99.1	Press Release, dated February 1, 2010.